Exhibit 32.1

Written Statement of the Principal Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of 22nd CENTURY GROUP, INC. (the “Company”), and I, the undersigned Chief Financial Officer of the Company, hereby certify, to the best of my knowledge, that the quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished solely to accompany this Report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date:	November 8, 2022

/s/ James A. Mish
James A. Mish
Chief Executive Officer

Date:	November 8, 2022

/s/ R. Hugh Kinsman
R. Hugh Kinsman
Chief Financial Officer